SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 2004

                              CASE FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-27757
                            (Commission File Number)

                                   33-0529299
                        (IRS Employer Identification No.)

               5950 LA PLACE COURT SUITE # 155, CARLSBAD CA 92008

               (Address of Principal Executive Offices) (Zip Code)

                                  760 804 1449
               Registrant's Telephone Number, Including Area Code


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 26, 2004 the Board of Directors of Case Financial, Inc. (the "Company") dismissed GUMBINER, SAVETT, INC. as the Company's independent accountants and appointed the firm of Kabani & Company, Inc., to serve as independent public accountants of the Company for the fiscal year ending September 30, 2004.

GUMBINER, SAVETT, INC.'s report on the Company's consolidated financial statements for the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles, however, they were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Registrant's ability to continue as a going concern. .

During the years ended September 30, 2003 and 2002 and through November 26, 2004, there were no disagreements with GUMBINER, SAVETT, INC. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to GUMBINER, SAVETT, INC.'s satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's consolidated financial statements for such years.

The Company provided GUMBINER, SAVETT, INC. with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of GUMBINER, SAVETT, INC.'s letter stating its agreement with such statements.

During the years ended September 30, 2003 and 2002 and through the date hereof, the Company did not consult with Kabani & Company, Inc. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit        Description
-------        -----------

16.1           Letter from GUMBINER, SAVETT, INC.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Case Financial, Inc.
                              --------------------
                                   Registrant


Date: November 26, 2004            By:
                                         ---------------------------------------
                                          Michael Schaffer
                                          Chief Executive Officer